UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 29, 2015

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On May 29, 2015, Alliqua BioMedical, Inc. (the “Company”), ALQA Cedar, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) and Celleration, Inc. (“Celleration”) consummated the merger contemplated by the previously announced Agreement and Plan of Merger, dated February 2, 2015 (the “Merger Agreement”), by and among the Company, Merger Sub, Celleration and certain representatives of the Celleration stockholders, as identified therein, pursuant to which Celleration merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”).

On June 1, 2015, the Company filed a Current Report on Form 8-K (the “Initial Report”) stating, among other things, that it had completed the Merger and that the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment within 71 days after the date on which the Initial Report was required to be filed. Upon further analysis following completion of the Merger, the Company has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is required to be filed in connection with the consummation of the Merger. Accordingly, this amended Current Report on Form 8-K is being filed to amend Item 9.01 of the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Merger.

(b) Pro forma financial information.

The Company has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: August 11, 2015	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer